SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 14, 2012

Date of Report (Date of earliest event reported)

CACI International Inc

(Exact name of registrant as specified in its Charter)

Delaware	001-31400	54-1345899
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road

Arlington, Virginia 22201

(Address of principal executive offices) (ZIP code)

(703) 841-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240a.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240a.13e-4(c))

ITEM 5.02:	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 14, 2012, the Company appointed John Mengucci to the position of Chief Operating Officer for U.S. Operations, effective February 27, 2012.

Biographical information about Mr. Mengucci is as follows:

Prior to joining CACI and since 1992, Mr. Mengucci, age 49, was employed by Lockheed Martin Corporation, where he served most recently as President of the company’s Information Systems and Global Solutions - Civil Product Line. Lockheed Martin is not a parent, subsidiary or other affiliate of the Company.

Prior to joining CACI, Mr. Mengucci led a 13,000-person, $4 billion business area. His group served clients that included the Department of Homeland Security, the Department of Justice and the Federal Bureau of Investigation, the Federal Aviation Administration, the National Aeronautics and Space Administration, and many other federal agencies. He oversaw additional growth markets as well as investments in health, energy, and financial markets.

His previous positions at Lockheed Martin included serving as President of Information Systems and Global Solutions - Defense. In this role, his responsibilities included the execution and growth of a $3.5 billion business area providing intelligence, surveillance, and reconnaissance; command and control; data fusion; and IT solutions and services to domestic and international defense departments. Before this, Mr. Mengucci held increasingly responsible executive roles with Lockheed Martin beginning with his position as director of Martin Marietta Corporation’s Electronic Systems Radar Product Support Division in 1992.

There are no family relationships between Mr. Mengucci and any director or executive officer of the Company, or any person chosen by the Company to become a director or executive officer. There are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. Mengucci was a participant.

Mr. Mengucci will receive the customary forms of compensation and benefits that we extend to executive officers. In connection with the first day of his employment with CACI, scheduled for February 27, 2012, Mr. Mengucci will also receive $2 million worth of Restricted Stock Units (RSUs), with the specific number of RSUs based upon the closing price of the Company’s stock on February 27, 2012. One-half of the RSUs will vest in equal increments over three years. The other one-half of the RSUs will vest 50% after five years, and 10% per year for an additional five years thereafter.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	A copy of the press release dated February 15, 2012 announcing Mr. Mengucci’s appointment as Chief Operating Officer for U.S. Operations is attached hereto as Exhibit 99.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc
Registrant

By:	/s/ Arnold D. Morse

Arnold D. Morse Senior Vice President, Chief Legal Officer and Secretary

Dated: February 16, 2012